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                                 EMPLOYMENT AGREEMENT


    This Agreement made and entered into as of the 3rd day of December, 1996 (the "Effective Date") by and between Ameritrade Holding Corporation (the "Company"), and J. Joe Ricketts (the "Executive"),

                                   WITNESSETH THAT:

    WHEREAS, the parties desire to enter into this Agreement pertaining to the continued employment of the Executive by the Company;

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Company and the Executive as follows:

    1. EMPLOYMENT PERIOD. Subject to the terms of this Agreement, the Company hereby agrees to employ the Executive as its Chairman and Chief Executive Officer during the Employment Period (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Employment Period and to provide services during the Employment Period in accordance with this Agreement. The "Employment Period" shall be the period beginning on the Effective Date and ending on the first anniversary thereof. After the first anniversary of the Effective Date, the Employment Period shall be automatically extended for three additional consecutive 12-month periods, unless one party to this Agreement provides written notice of non-renewal to the other at least 180 days before the last day of the then current Employment Period.

    2. DUTIES. The Executive agrees that, during the Employment Period while he is employed by the Company, he will devote his full time, energies and talents to serving as the Chairman and the Chief Executive Officer of the Company, subject to the direction of the Board of Directors of the Company (the "Board"). The Executive shall have such duties and responsibilities as may be assigned to him from time to time by the Board, including, but not limited to, managing and directing the operations, executives and markets of the subsidiaries of the Company, creating and executing strategic business plans to enable the accomplishment of corporate goals, evaluating profitable corporate purchases and marketing Company services to the industry. The Executive shall perform all duties assigned to him faithfully and efficiently, subject to the direction of the Board and shall have such authorities and powers as are inherent

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to the undertakings applicable to his position and necessary to carry out the responsibilities and duties required of him hereunder; provided, however, that the Executive shall not be required to perform any duties while he is disabled (within the meaning of paragraph 4(c)). Notwithstanding the foregoing provisions of this Section 2, during the Employment Period, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the boards of directors of other organizations, and similar type activities, to the extent that such other activities do not, in the judgement of the Board, inhibit or prohibit the performance of the Executive's duties under this Agreement, or compete or conflict with the business of the Company or any of its subsidiaries.

    3. COMPENSATION. Subject to the terms and conditions of this Agreement, during the Employment Period while the Executive is employed by the Company, the Company shall compensate him for his services as follows:

    (a) The Executive shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, an annual salary of $350,000 (the "Salary"), which Salary shall be payable in substantially equal monthly or more frequent installments. The Executive's Salary rate shall be reviewed annually on or about January 1 of each year; provided, however, that in no event shall the Salary of the Executive be reduced to an amount that is less than the amount specified in this paragraph (a) (as the same may be increased from time to time) except to the extent that reductions of the same percentage are being made at the same time to the salaries of all other senior executive officers of the Company.

    (b) The Executive shall be entitled to receive bonuses from the Company as determined in the sole discretion of the Board.

    (c) Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with the employee benefits and other fringe benefits and perquisites to the same extent and on the same terms and conditions as those benefits are provided by the Company from time to time to the Company's other senior executive officers.

    4. RIGHTS AND PAYMENTS UPON TERMINATION. The Executive's employment with the Company may be terminated during the


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Employment Period by the Company or the Executive at any time, for any reason, without breach of this Agreement. The Executive's right to benefits and payments, if any, for periods after the date on which his employment with the Company terminates for any reason (his "Termination Date") shall be determined in accordance with the following provisions of this Section 4:

    (a) MINIMUM PAYMENTS. If the Executive's Termination Date occurs during the Employment Period for any reason, the employee shall be entitled to the following payments, in addition to any payments or benefits to which the Executive may be entitled under the following provisions of this Section 4 (other than this paragraph (a)) and the express terms of any employee benefit plan or arrangement in which the Executive participates as of his Termination Date:

         (i) his earned but unpaid Salary for the period ending on his Termination Date; and

         (ii) his accrued but unpaid vacation pay for the period ending with his Termination Date, as determined in accordance with the Company's policy as in effect from time to time.

         Payments to be made to the Executive pursuant to this paragraph 4(a) shall be made in a lump sum as soon as practicable after the Executive's Termination Date. Except as may be otherwise expressly provided to the contrary in this Agreement, nothing in this Agreement shall be construed as requiring the Executive to be treated as employed by the Company following his Termination Date for purposes of any employee benefit plan or arrangement in which he may participate at such time.

    (b) TERMINATION BY COMPANY FOR CAUSE. If the Executive's Termination Date occurs during the Employment Period and is a result of the Company's termination of the Executive's employment on account of Cause (as defined below), then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date. For purposes of this Agreement, the term "Cause" shall mean (1) the continuous failure by the Executive to substantially perform his duties under this Agreement, (2) the willful engaging by the


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         Executive in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise, (3) conduct by the Executive that involves theft, fraud or dishonesty, or (4) the Executive's violation of the provisions of Section 6 hereof.

    (c) TERMINATION FOR DEATH OR DISABILITY. If the Executive's Termination Date occurs during the Employment Period on account of the Executive's death or disability (as defined below), then the Executive (or in the event of his death, his estate) shall be entitled to continuing payments of his Salary for the period commencing on his Termination Date and ending on the earliest of (i) the last day of the calendar month in which his Termination Date occurs, (ii) the last day of the Employment Period, or (iii) the date on which the Executive violates
         the provisions of Section 6 of this Agreement.   For purposes of this
         Agreement, the term "disability" shall mean the inability of the Executive to continue to perform his duties under this Agreement on a full-time basis as a result of mental or physical illness, sickness or injury for a period of 90 days within any 12-month period, as determined in the sole discretion of the Board.

    (d) TERMINATION BY THE COMPANY FOR REASONS OTHER THAN CAUSE. If the Executive's Termination Date occurs during the Employment Period and is a result of the Executive's termination of employment by the Company for any reason other than Cause (and is not on account of the Executive's death, disability, or voluntary resignation, the mutual agreement of the parties or any other reason), then the Executive shall receive from the Company for the period commencing on his Termination Date and ending on the earliest of (i) last day of the Employment Period, (ii) the six month anniversary of his Termination Date, (iii) the date on which the Executive violates the provisions of
         Section 6 of this Agreement, or (iv) the date of the Executive's death, the Salary in effect as of his Termination Date, payable in accordance with the provisions of paragraph 3(a). Notwithstanding the foregoing, the Company may, at any time, relieve the Executive of his duties for a specified period of time and such action on the part of the Company shall not be considered a termination of the Executive's employment hereunder. During any period that the Executive has been relieved of his duties pursuant to the foregoing sentence, all provisions of this Agreement, other than the provisions of Section 2 which require the Executive


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         to actively perform services for the Company, shall continue to remain in full force and effect.

    (e) TERMINATION FOR VOLUNTARY RESIGNATION, MUTUAL AGREEMENT OR OTHER REASONS. If the Executive's Termination Date occurs during the Employment Period on account of his voluntary resignation, mutual agreement of the parties, or any reason other than those specified in paragraphs (b), (c) or (d) above then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

    (f) NOTICE OF NON-RENEWAL. If the Executive's Termination Date occurs at the end of the Employment Period on account of non-renewal of the Employment Period by either party in accordance with Section 1, then, except as agreed in writing between the Executive and the Company, the Executive shall have no right to future payments or benefits under this Agreement (and the Company shall have no obligation to make any such future payments or provide any such future benefits) for periods after the Executive's Termination Date.

Notwithstanding any other provision of this Agreement, the Executive shall automatically cease to be an officer and/or director of the Company and its affiliates as of his Termination Date.

    5. SET-OFF. The Company shall be entitled to set off against the amounts payable to the Executive under this Agreement, any amounts owed to the Company or its affiliates by the Executive.

    6.   CONFIDENTIAL INFORMATION.  The Executive agrees that:

    (a) Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, he shall keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding costs of new accounts, activity rates of different market niche customers and advertising results) concerning the Company and the subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company and not to disclose the same, either directly or indirectly, to any other


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         person, firm, or business entity, or to use it in any way.

    (b) Upon his Termination Date or at the Company's earlier request, he will promptly return to the Company any and all records, documents, physical property, information, computer disks or other materials relating to the business of the Company and its affiliates obtained by him during his course of employment with the Company.

    (c) The Executive shall keep the Company informed of, and shall execute such assignments as may be necessary to transfer to the Company or its affiliates the benefits of, any inventions, discoveries, improvements, trade secrets, developments, processes, and procedures made by the Executive, in whole or in part, or conceived by the Executive either alone or with others, which result from any work which the Executive may do for or at the request of the Company, whether or not conceived by the Executive while on holiday, on vacation, or off the premises of the Company, including such of the foregoing items conceived during the course of employment which are developed or perfected after the Executive's termination of employment. The Executive shall assist the Company or other nominated by it, to obtain patents, trademarks and service marks and the Executive agrees to execute all documents and to take all other actions which are necessary or appropriate to secure to the Company and its affiliates the benefits thereof. Such patents, trademarks and service marks shall become the property of the Company and its affiliates. The Executive shall deliver to the Company all sketches, drawings, models, figures, plans, outlines, descriptions or other information with respect thereto.

    (d) To the extent that any court or agency seeks to have the Executive disclose confidential information, he shall promptly inform the Company, and he shall take such reasonable steps to prevent disclosure of Confidential Information until the Company has been informed of such requested disclosure, and the Company has an opportunity to respond to such court or agency. To the extent that the Executive obtains information on behalf of the Company or any of the subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege.


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    (e)  Nothing in the foregoing provisions of this Section 6 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company or any of its affiliates, knowledge which was acquired by him during the course of his employment with the Company and its affiliates, and which is generally known to persons of his experience in other companies in the same industry.

    7. EQUITABLE REMEDIES. The Executive acknowledges that the Company would be irreparably injured by a violation of Section 6 and agrees that the Company, in addition to other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, other equivalent relief, restraining the Executive from any actual or threatened breach of Section 6 without any bond or other security being required.

    8. DEFENSE OF CLAIMS. The Executive agrees that, on and after the Effective Date, he will cooperate with the Company and its affiliates in the defense of any claims that may be made against the Company or its affiliates to the extent that such claims may relate to services performed by him for the Company. To the extent travel is required to comply with the requirements of this Section 9, the Company, shall to the extent possible, provide the Executive with notice at least 10 days prior to the date on which such travel would be required and the Company agrees to reimburse the Executive for all of his reasonable actual expenses associated with such travel; provided, however, that if the Company reasonably expects the travel to be extensive or unduly burdensome to the Executive from a financial perspective, the Executive may provide to the Executive pre-paid tickets for transportation in connection with such travel.

    9. NOTICES. Notices provided for in this Agreement shall be in writing and shall be deemed to have been duly received when delivered in person or sent by facsimile transmission, on the first business day after it is sent by air express courier service or on the second business day following deposit in the United States registered or certified mail, return receipt requested, postage prepaid and addressed, in the case of the Company to the following address:

         Ameritrade Holding Corporation
         4211 South 102nd Street
         P.O. Box 3288
         Omaha, Nebraska  68103-0288

         Attention:     Susan M. Hohman
                        Vice President, Human Resources


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or to the Executive:

         J. Joe Ricketts
         9102 Hickory Street
         Omaha, Nebraska  68124

or such other address as either party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon actual receipt.

    10. WITHHOLDING. All compensation payable under this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee and the amount of compensation payable hereunder shall be reduced appropriately to reflect the amount of any required withholding. The Company shall have no obligation to make any payments to the Executive or to make the Executive whole for the amount of any required taxes.

    11. ARBITRATION OF ALL DISPUTES. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Omaha, Nebraska by three arbitrators. Except as otherwise expressly provided in this paragraph 18, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the "Association") then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the Association. Each party shall pay its own expenses relating to resolution of any dispute relating to this Agreement.

    12. SUCCESSORS. This Agreement shall be binding on, and inure to the benefit of, the Company and its successors and assigns and any person acquiring, whether by merger, reorganization, consolidation, by purchase of assets or otherwise, all or substantially all of the assets of the Company.

    13. NONALIENATION. The interests of the Executive under this Agreement are not subject to the claims of his creditors, other than the Company, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered.

    14. WAIVER OF BREACH. The waiver by either the Company or the Executive of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the Executive. Continuation of payments hereunder by the Company following a breach by the


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Executive of any provision of this Agreement shall not preclude the Company from thereafter terminating said payments based upon the same violation.

    15. SEVERABILITY. It is mutually agreed and understood by the parties that should any of the agreements and covenants contained herein be determined by any court of competent jurisdiction to be invalid by virtue of being vague or unreasonable, including but not limited to the provisions of Section 6, then the parties hereto consent that this Agreement shall be amended retroactive to the date of its execution to include the terms and conditions said court deems to be reasonable and in conformity with the original intent of the parties and the parties hereto consent that under such circumstances, said court shall have the power and authority to determine what is reasonable and in conformity with the original intent of the parties to the extent that said covenants and/or agreements are enforceable.

    16. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware.

    17. AMENDMENT. This Agreement may be amended or cancelled by mutual Agreement of the parties in writing without the consent of any other person.

    18. SURVIVAL OF AGREEMENT. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

    19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a copy hereof containing multiple signature pages, each signed by one party hereto, but together signed by both of the parties hereto.

    20. OTHER AGREEMENTS. This Agreement constitutes the sole and complete Agreement between the Company and the Executive and supersedes all other agreements, both oral and written, between the Company and the Executive with respect to the matters contained herein including, without limitation any severance agreements or arrangements between the parties. No verbal or other statements, inducements, or representations have been made to or relied upon by the Executive. The parties have read and understand this Agreement.


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Dated as of the date set forth above.


                                       AMERITRADE HOLDING CORPORATION


                                       By:  /s/ Joseph A. Konen
                                            -------------------------
                                       Its: President and
                                               Chief Operating Officer


                                             /s/ J. Joe Ricketts
                                        ------------------------------
                                                J. JOE RICKETTS



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